Schedule 3(a)(4)
                                         Peripheral Equipment Corporation
                                                   Stockholders

As of 10-31-01
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                                    Stockholder                                         Shares Held

James R. Youngblood and Ima P. Youngblood, Trustees
     of the Youngblood Trust dated 8/29/95                                              460,000
C. Dale Cooke                                                                           276,667
Richard V. Regan                                                                        240,000
Stanley Papush                                                                          200,000
H. F. Boeckmann, II and Jane Boeckmann                                                  100,000
Mark Gentry                                                                               85,000
Dieter Cordsen                                                                            83,333
Kimler G. Casteel                                                                         60,000
Danny P. Moore                                                                            50,000
W. Norman Roth and Nadine S. Roth                                                         50,000
Stephen A. Youngblood                                                                     50,000
Roderick J. Youngblood                                                                    50,000
Michelle N. Youngblood                                                                    50,000
Montgomery C. Youngblood                                                                  50,000
Melissa D. Schweitzer                                                                     50,000
Kenneth S. Polak                                                                          45,000
Betty Blodgett                                                                            25,000
Craig Kackert and Bette Morris Kackert, Husband and Wife                                  25,000
Norman B. Hale and Rene Potter Hale, TTEES the Hale Trust
     dtd October 29, 1997                                                                 16,667
Bobby R. Harris and Pamela R. Harris, Husband and Wife                                    16,667
Michael J. Rapier                                                                         16,667
Duane Brady and Margaret Brady, Husband and Wife                                          16,667
Sandra Fernandez                                                                          16,667

         Total Shares Outstanding                                                        2,053,335


                       PEC Stock Options

                                                   Total
     Stock Option Commitments                     Options
Richard Regan                                    85,000
Dan Moore                                      105,000
Thuan Le                                         35,000
Tak Leung                                        35,000
Louise Schneider                               120,000
Paul Roper                                       40,000
Bob Harris                                       75,000
Steve Heidmann                                   15,000
Ty Stachowiak                                    30,000
Cheryl Hull                                      30,000
Jerry O'Connor                                   50,000
Gary Berthelson                                  25,000
Betty Blodgett                                   30,000
               Granted                         675,000




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